EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in AquaBounty Technology Inc.’s Registration Statements on Forms S-3 (File No. 333-258561 and File No. 333-252264) and S-8 (File No. 333-238207) of our report dated March 9, 2021 with respect to the consolidated financial statements of AquaBounty Technology Inc.’s as of and for the year ended December 31, 2020, that appears in this Annual Report on Form 10-K.

Wolf & Company, P.C.

Boston, Massachusetts

March 10, 2022